SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 21, 2003


                   CONTINENTAL INFORMATION SYSTEMS CORPORATION
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)



          New York                       0-25104                  16-0956508
          --------                       -------                  ----------
State or other jurisdiction            Commission                IRS Employer
      of incorporation                 File Number            Identification No.


      50 Battery Place, Suite 7F
          New York, New York                                        10280
--------------------------------------                             --------
Address of principal executive offices                             Zip Code


                                 (212) 945-2080
                                 --------------
               Registrant's Telephone Number, Including Area Code

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CONTINENTAL INFORMATION SYSTEMS CORPORATION

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Item 5.   Other Events
          ------------

               Legal Proceedings
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               Continental Information Systems Corporation (the "Company")
          announced that it had reached a settlement agreement with its insurance company relating to losses associated with the September 11, 2001 terrorist attack in downtown Manhattan. In exchange for a release, certain representations, and assignment of certain rights of its subsidiary T1Xpert Corp., the Company received settlement proceeds, net of legal expenses, of approximately $375,000. In the opinion of the Company, T1Xpert will not have sufficient resources to recommence its operations as previously established. The Company announced that it will appoint Mr. Guy Zahavi of Tel Aviv Israel, a specialist in brokerage technology and business operations, to attempt to maximize the value, if any, of T1Xpert's remaining assets.



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CONTINENTAL INFORMATION SYSTEMS CORPORATION

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CONTINENTAL INFORMATION SYSTEMS CORPORATION


Date:  July 21, 2003                 By:     /s/Jonah M. Meer
                                             -----------------------------------
                                     Name:   Jonah M. Meer
                                     Title:  Chief Executive Officer, Chief
                                             Operating Officer, Chief Financial
                                             Officer and Director


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